Exhibit 10.4

October 6, 2026

To:Stephen Mollichella

We sincerely appreciate your contributions to Harmony Biosciences, and we consider your ongoing efforts to be critical to our future success. We recognize the additional workload and responsibilities that you have taken on in recent months and we want to acknowledge your contributions through this retention bonus award.

The total retention bonus amount is $150,000, which will be paid in two installments as follows:

●First installment:$100,000 to be paid on October 15, 2026
●Second installment: $50,000 to be paid on April 15, 2027

This retention bonus is considered supplemental compensation and will be subject to all applicable tax withholdings and deductions.

You and the Company acknowledge and agree that the Retention Bonus will not be earned unless and until you are continuously and actively employed with the Company through the one-year anniversary of the date hereof. If your employment is terminated prior to the one- year anniversary of the date hereof by the Company for Cause or by you or the Company for any reason, then you will not be entitled to retain the Retention Bonus (or portion thereof) and you will be obligated to repay to the Company, on your termination date, the Retention Bonus in full on a pre-tax basis.

Notwithstanding the foregoing, in the event your employment is terminated by the Company without Cause (as defined on Exhibit A hereto), you will be entitled to retain the Retention Bonus, subject to your timely execution, delivery and non-revocation (if applicable) of a general release of claims in a form prescribed by the Company.

We ask that you keep this letter and your retention bonus confidential. However, nothing herein shall prohibit you from disclosing any information to your spouse or your financial or tax advisors or to the extent that such a prohibition violates the National Labor Relations Act or other applicable law.

Please indicate your acknowledgement of, and agreement to, the terms and conditions set forth in this letter, by signing a copy of this letter and returning it to the Company as soon as practicable.

Thank you for your continued commitment to Harmony Biosciences.

Sincerely,

/s/ Jeffrey Dayno, M.D.

By: Jeffrey Dayno, M.D.

Title: President & Chief Executive Officer

Acknowledged, Accepted and Agreed:

/s/ Stephen Mollichella 10/6/2026

Stephen MollichellaDate

Exhibit A

Definition of “Cause”

For purposes of this Agreement, “Cause” means “Cause” as defined in any employment or consulting agreement or similar services agreement between you and the Company as in effect at the time or, in the absence of any such employment, consulting, or similar services agreement (or the absence of any definition of “Cause” contained therein), “Cause” means one or more of the following:

(a)	your material breach of your obligations under this Agreement or any other agreement or arrangement entered into with the Company or its affiliates (which remains uncured (to the extent the Company reasonably determines curable) for at least ten (10) business days following notice of such breach);
(b)	your gross negligence or willful misconduct in the performance of or non-performance of your duties to the Company or its affiliates;
(c)	your breach of any of the Company’s or its affiliates’ written policies or procedures in each case in any respect which causes or is reasonably expected to cause harm to the Company or any affiliate thereof;
(d)	your commission of a felony or a crime of moral turpitude (or the procedural equivalent of the foregoing);
(e)	your commission of an act involving deceit, fraud, perjury or embezzlement involving the Company or its affiliates or any client, customer, supplier or business relationship of the Company or any affiliate thereof;
(f)	your repeatedly being under the influence of drugs or alcohol (other than over-the-counter or prescription medicine or other medically related drugs to the extent they are taken in accordance with their directions or under the supervision of a physician) which inhibits the performance of your duties to the Company or its affiliates, or, while under the influence of such drugs or alcohol, engaging in inappropriate conduct during the performance of your duties to the Company or its affiliates; or
(g)	your failure to follow lawful directives of your supervisor, which (which failure remains uncured (to the extent the Company reasonably determines curable) for at least ten (10) business days following initial notice of such failure).

Any rights to cure that are expressly described in this definition will only be afforded for the initial occurrence of any purported grounds of Cause and you will not have any right (unless otherwise provided herein or unless the Company otherwise determines) to cure such purported grounds.